Exhibit 10.2
CDW CORPORATION
RESTRICTED STOCK AWARD AGREEMENT
FOR COWORKERS
     CDW Corporation, an Illinois corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”), as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the CDW 2006 Stock Incentive Plan (the “Plan”), a restricted stock award (the “Award”) of the number of shares of the Company’s Common Stock, par value $.01 per share (“Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.
     1. Award Subject to Acceptance of Agreement. The Award shall become null and void unless the Holder shall (a) accept this Agreement in accordance with procedures established by the Company and (b) if requested by the Company, execute and return one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares subject to the Award, if shares are forfeited pursuant to Section 4 hereof or if required under applicable laws or regulations. As soon as practicable after the Holder has accepted this Agreement and executed such stock power or powers and returned the same to the Company, the Company shall cause to be issued in the Holder’s name the total number of shares of Stock subject to the Award.
     2. Rights as a Stockholder. The Holder shall have the right to vote the shares of Stock subject to the Award and to receive dividends and other distributions thereon unless and until such shares are forfeited pursuant to Section 4 hereof; provided, however, that a dividend or other distribution (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company (and the Holder shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the shares of Stock with respect to which such dividend or other distribution was made.
     3. Custody and Delivery of Certificates Representing Shares. The shares of Stock subject to the Award may be held by a custodian in book entry form with the restrictions on such shares duly noted or, alternatively, the Company may hold the certificate or certificates representing such shares, in either case until the Award shall have vested, in whole or in part, pursuant to Section 4 hereof. As soon as practicable after shares of Stock shall have vested pursuant to Section 4 hereof, subject to Section 7 hereof, the restrictions shall be removed from those of such shares that are held in book entry form, and the Company shall deliver to the Holder any certificate or certificates representing those of such shares that are held by the Company and destroy or return to the Holder the stock power or powers relating to such shares. If such stock power or powers also relate to unvested shares, the Company may require, as a condition precedent to the delivery of any certificate pursuant to this Section 3, the execution and delivery to the Company of one or more irrevocable stock powers relating to such unvested shares.
     4. Restriction Period and Vesting. (a) The Award shall vest (i) pursuant to the vesting schedule set forth in the Award Notice or (ii) earlier pursuant to Section 4(b) or 4(c) hereof (the period of time prior to vesting being referred to herein as the “Restriction Period”).
     (b) If, during the Restriction Period, the Holder’s employment with the Company terminates for any reason, the portion of the Award which is not vested as of the effective date of the Holder’s termination of employment shall be forfeited by the Holder and such portion shall be canceled by the Company; provided, however, that if the Holder’s employment is terminated due to the Holder’s death or Disability, the portion of the Award which is not vested as of the effective date of the Holder’s termination of employment shall immediately become fully vested.

     5. Non-Competition. (a) In the event that the Holder engages, directly or indirectly (through any person, firm, corporation, partnership or other enterprise, or as an officer, director, stockholder, partner, investor, employee or consultant thereof, or otherwise), in any Business (as defined below) at any time prior to one year after the termination of such Holder’s employment or service with the Company or any of its Affiliates: (i) any and all unvested shares subject to the Award shall be forfeited and (ii) any and all Stock Award Proceeds (as hereinafter defined) shall be immediately due and payable by the Holder to the Company. For purposes of this Section, “Business” shall mean any business conducted or planned by the Company or any of its Affiliates in any geographic area in which the Company or any of its Affiliates is conducting such business or plans to conduct such business if the Holder, while employed by or providing services to the Company or any of its Affiliates, was involved in such business or had knowledge of such business. For purposes of this Section, “Stock Award Proceeds” shall mean, with respect to any shares of Stock that became vested later than 24 months prior to the date of the Holder’s termination of employment or service with the Company (x) the Fair Market Value of a share of Common Stock on the date of vesting multiplied by (y) the number of shares of Stock which became vested pursuant to the Award. The remedy provided by this Section shall be in addition to and not in lieu of any rights or remedies which the Company may have against the Holder in respect of a breach by the Holder of any duty or obligation to the Company.
     (b) The Holder agrees that by accepting the Award Notice the Holder authorizes the Company and its Affiliates to deduct any amount or amounts owed by the Holder pursuant to Section 5 from any amounts payable by or on behalf of the Company or any Affiliate to the Holder, including, without limitation, any amount payable to the Holder as salary, wages, vacation pay, bonus or the settlement of the Award or any other stock-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Holder shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.
     6. Investment Representation. The Holder hereby covenants that (a) any sale of any share of Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
     7. Withholding Taxes. As a condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by or on behalf of the Company or any Affiliate to the Holder. The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments pursuant to any of the methods set forth in Section 4.5 of the Plan. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.
     8. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.
     9. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60601, Attention: Compensation and Stock Option Committee, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of electronic mail transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
     10. Miscellaneous. The Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Notice or the Plan.

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